UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 20, 2021
(Date of earliest event reported)

FEDNAT HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	000-25001	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14050 N.W. 14th Street, Suite 180 Sunrise, FL
33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 293-2532

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	FNHC	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.02.	Results of Operations and Financial Condition.

Second Quarter 2021 Catastrophe Losses

FedNat Holding Company (the “Company”) estimates, as of the date of this Current Report on Form 8-K, that catastrophe weather losses incurred during the quarter ended June 30, 2021 will reduce its second quarter net income by approximately $21.8 million, net of all reinsurance recoveries, on an after-tax basis. Catastrophe losses in the quarter were driven by 15 separate events, primarily convective storm and hail events impacting primarily Texas, Florida and Louisiana. The Company expects to earn $4.1 million, pre-tax, of claims handling revenue related to these second quarter catastrophe weather events, reducing the after-tax impact of these catastrophe losses to $18.6 million.

Hurricane Elsa (a Third Quarter 2021 Event)

In addition, Hurricane Elsa made landfall in Taylor County, Florida on July 7, 2021. To date, the Company has received approximately 100 claims (approximately 65% of which are from Florida with the remainder primarily from South Carolina) totaling less than $1 million. Additional claims history will be needed before the Company can estimate its ultimate losses from this storm. The Company typically comments on smaller events, in the aggregate, after the quarter-end in which the events occurred.

Item 7.01.	Regulation FD Disclosure.

On July 16, 2021, the Company filed two registration statements on Form S-3. These registration statements have not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statements become effective.

The first filing was required by the registration rights agreements entered into by the Company in April 2021 with its convertible note holders, to register potential resales by the convertible note holders of common stock received if the convertible notes are converted.

The second filing is a shelf registration statement to replace its existing shelf registration statement, which has expired. As of the date of this filing, the Company is not contemplating any offering under the shelf registration statement.

_____________________________

This Current Report on Form 8-K contains statements that may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are therefore entitled to the protection of the safe harbor provisions of these laws. Forward-looking statements generally may be identified by the use of forward-looking terminology such as "anticipate," "believe," "budget," "contemplate," "continue," "could," "envision," "estimate," "expect," "forecast," "guidance," "indicate," "intend," "may," "might," "outlook," "plan," "possibly," "potential," "predict," "probably," "pro-forma," "project," "seek," "should," "target," "will," "would," "will be," "will continue" or the negative thereof or other variations thereon or comparable terminology and, in this report includes our statements regarding estimated catastrophe losses, incremental ceded losses from supplemental reinsurance purchases, and capacity to cede catastrophe losses into a quota-share treaty. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve a number of risks and uncertainties, many of which are beyond the Company's control. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Management cautions that any such forward-looking statements are not guarantees of future performance, and readers cannot assume that such statements will be realized or that the forward-looking events and circumstances will occur. Factors that might cause such a difference include, without limitation, that final results regarding catastrophe losses, additional reinsurance purchases, loss ratio performance of business, as well as the risks and uncertainties discussed under “Risk Factors” in the Company's 2020 Form 10-K, and discussed from time to time in the Company's reports filed with the Securities and Exchange Commission. The Company expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDNAT HOLDING COMPANY

Date: July 20, 2021	By:	/s/ Ronald A. Jordan

Name:	Ronald A. Jordan
Title:	Chief Financial Officer
(Principal Financial Officer)